UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
May 2, 2008

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-13615	22-2423556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Six Concourse Parkway, Suite 3300 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 829-6200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

In light of current economic conditions and existing uncertainties in financial markets, the Board of Directors of Spectrum Brands, Inc. (the “Company”) has determined that it is unlikely at this time that the Company could complete a sale of the assets related to the Company’s lawn and garden and household insect control product offerings (the “Home and Garden Business”).  As a result, the Company has determined not to pursue a sale of the Home and Garden Business at this time.  In addition, and in accordance with applicable accounting principles, the Company has determined that in view of the difficulty in predicting the timing or probability of a sale of the Home and Garden Business, it is appropriate to present the Home and Garden Business as held and used in the Company's continuing operations in the Company’s financial results for the second quarter of the Company’s fiscal year ending September 30, 2008 and going forward.  The Company remains committed to exploring possible strategic options, including divesting certain assets, in order to sharpen the Company's focus on strategic growth businesses, reduce outstanding indebtedness and maximize long-term shareholder value.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which are based on the Company's current expectations and involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to (i) the Company's ability to complete a sale of the Home and Garden Business at a favorable price and on favorable terms and conditions, (ii) near and long term general economic conditions and (iii) various other factors, including those set forth in the Company's recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q.  The Company cautions the reader that actual results could differ materially from the expectations described in the forward-looking statements.  The Company also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this report. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2008	SPECTRUM BRANDS, INC.

	By:	/s/ Anthony L. Genito
		Name:	Anthony L. Genito
		Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer